Exhibit 99.2

LEVINE LEICHTMAN CAPITAL PARTNERS IV, L.P.

/s/ Steven E. Hartman	10/21/09
Name: Steven E. Hartman	Date

Title: Vice President, on behalf of Levine Leichtman Capital Partners, Inc., the sole manager of LLCP Partners IV GP, LLC, which is the sole general partner of Levine Leichtman Capital Partners IV, L.P.

LEVINE LEICHTMAN CAPITAL PARTNERS IV-AMICUS FUND, L.P.

/s/ Steven E. Hartman	10/21/09
Name: Steven E. Hartman	Date

Title: Vice President, on behalf of Levine Leichtman Capital Partners, Inc., the sole manager of LLCP Partners IV GP, LLC, which is the sole general partner of Levine Leichtman Capital Partners IV-Amicus Fund, L.P.

LLCP PARTNERS IV GP, LLC

/s/ Steven E. Hartman	10/21/09
Name: Steven E. Hartman	Date
Title: Vice President, on behalf of Levine Leichtman Capital Partners, Inc., the sole manager of LLCP Partners IV GP, LLC

LEVINE LEICHTMAN CAPITAL PARTNERS, INC.

/s/ Steven E. Hartman	10/21/09
Name: Steven E. Hartman	Date
Title: Vice President

/s/ Arthur E. Levine	10/21/09
ARTHUR E. LEVINE	Date

/s/ Lauren B. Leichtman	10/21/09
LAUREN B. LEICHTMAN	Date

**Signature of Reporting Person